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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report:  (Date of earliest event reported) September 16, 1998


                            IMARK TECHNOLOGIES, INC.
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               (Exact name of Registrant as Specified in Charter)




    Delaware                      0-21147                   87-0378128
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    (State or other               (Commission               (I.R.S. Employer
    jurisdiction of               File Number)              Identification
    incorporation)                                          Number)





  580 Herndon Parkway, Herndon, Virginia                           20170
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  (Address of principal executive offices)                       (Zip Code)


      Registrant's Telephone Number, including Area Code:  (703) 925-3400
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Item 5:  Other Events


     The Company has previously provided press releases concerning its financing activities with International Advance, Inc. As described in the attached press release, the Company has stopped receiving funding from International Advance, Inc.

     In addition, Phil Gross, an inside director and Chief Financial Officer of the Company, resigned effective August 17, 1998 to take a part time teaching position at the University of Maryland and to pursue other business consulting opportunities. Weldon Rackley, an outside director, resigned effective August 31, 1998 due to increased responsibilities and travel time for his employer, the American Management Association. Steve Schnipper, an outside director, resigned effective September 15, 1998 to spend more time with his family and to pursue other business opportunities.
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Item 7:  Financial Statements and Exhibits

         (c) The following exhibits are filed as part of this Report and incorporated herein by reference.

         99.1    Press release of Imark Technologies, Inc. dated September 15,
                 1998.

         99.2 Subscription Agreement dated June 15, 1998 by and between Imark Technologies, Inc. and International Advance, Inc.

         99.3 Loan and Security Agreement Dated August 6, 1998, between Imark Technologies, Inc, and International Advance, Inc.
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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IMARK TECHNOLOGIES, INC.

Dated:   September 16, 1998        /s/ Robert A. Wiedemer
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                                   Robert A. Wiedemer
                                   President and Chief Executive Officer